UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2010

CALPINE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-12079	77-0212977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Avenue, Suite 1000, Houston, Texas  77002
(Addresses of principal executive offices and zip codes)

Registrant’s telephone number, including area code:  (713) 830-8775

Not applicable
 (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 1.01 — ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 2.03 — CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
ITEM 7.01 — REGULATION FD
ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX

ITEM 1.01 — ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 10, 2010, as further discussed in Item 2.03 below, Calpine Corporation (“Calpine”) executed and closed its $1.0 billion Senior Secured Revolving Credit Facility (the “Revolving Facility”) with a group of financial institutions. The Revolving Facility was issued under a credit agreement dated as of December 10, 2010 (the “Credit Agreement”), among Calpine, the lenders party thereto, Goldman Sachs Bank, USA, as administrative agent (the “Administrative Agent”), Goldman Sachs Credit Partners L.P., as collateral agent and the other parties thereto. The Revolving Facility replaces the revolving credit facility under Calpine’s existing senior secured term loan and revolving credit facility (the “First Lien Credit Facility”), which was amended to allow its replacement with the Revolving Facility. Goldman Sachs Bank USA, Barclays Capital, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Morgan Stanley Senior Funding, Inc., RBC Capital Markets, LLC, RBS Securities Inc., UBS Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, ING Capital LLC and Union Bank, N.A. acted as joint lead arrangers for the transaction. The information in Item 2.03 below is incorporated by reference in this Item 1.01.

ITEM 2.03 — CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On December 10, 2010, Calpine executed its Revolving Facility. This summary of the terms of the Credit Agreement and the Revolving Facility does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The Revolving Facility is in an aggregate amount of $1.0 billion, of which, up to $750 million will be available for the issuance of letters of credit and up to $50 million will be available as a swingline subfacility. Drawings under letters of credit shall be repaid within 2 business days or be converted into borrowings as provided in the Credit Agreement. The Revolving Facility may be increased or Calpine may add one or more incremental revolving credit facilities, on one or more occasions, up to an additional $250 million in the aggregate under certain circumstances as provided in the Credit Agreement. The Revolving Facility will be utilized for Calpine’s and its subsidiaries’ working capital requirements and other general corporate purposes.

Borrowings under the Revolving Facility bear interest, at Calpine’s option, at either a base rate or LIBOR rate (with the exception of any swingline borrowings, which bear interest at the base rate). Base rate borrowings shall be at the base rate, plus a margin ranging from 2.00% to 2.25% as provided in the Credit Agreement. Base rate is defined as the higher of (i) the Federal Funds Rate, as published by the Federal Reserve Bank of New York, plus 0.5% and (ii) the rate the Administrative Agent announces from time to time as its prime or base commercial lending rate. LIBOR rate borrowings shall be at the British Bankers’ Association Interest Settlement Rates for the interest period as selected by Calpine as a one, two, three, six or, to the extent available to all lenders, nine or twelve month interest period, plus the applicable margin ranging from 3.00% to 3.25% as provided in the Credit Agreement. Interest payments are due on the last business day of each calendar quarter for base rate loans and the earlier of (i) the last day of the interest period selected or (ii) the each day that is three months (or a multiple thereof) after the first day for the interest period selected for LIBOR rate loans. Letter of credit fees for issuances of letters of credit include fronting fees equal to that percentage per annum as may be separately agreed upon between Calpine and the issuing lenders and a participation fee for the lenders equal to the applicable interest margin for LIBOR rate borrowings. Calpine will incur an unused commitment fee ranging from 0.5% to 0.75% as provided in the Credit Agreement on the unused amount of commitments under the Revolving Facility.

The Revolving Facility does not contain any requirements for mandatory prepayments, except in the case of certain designated asset sales in excess of $3.0 billion in the aggregate. However, Calpine may voluntarily repay, in whole or in part, the Revolving Facility, together with any accrued but unpaid interest, with prior notice and without premium or penalty.

Amounts repaid may be reborrowed. Calpine may also voluntarily reduce the commitments under the Revolving Facility without premium or penalty. The Revolving Facility matures December 10, 2015.

The Revolving Facility is guaranteed by each of Calpine’s current and future domestic subsidiaries that are a guarantor under the First Lien Credit Facility and rank equally in right of payment with all of Calpine’s and the guarantors’ other existing and future senior indebtedness, and will be effectively subordinated in right of payment to all existing and future liabilities of Calpine’s subsidiaries that do not guarantee the Revolving Facility. The Revolving Facility and related guarantees are secured equally and ratably with the indebtedness incurred under the First Lien Credit Facility and Calpine’s existing senior secured notes by a first-priority lien on substantially all of Calpine’s and the guarantors’ existing and future assets, subject to certain exceptions and permitted liens.

The Revolving Facility also requires compliance with financial covenants that include a minimum cash interest coverage ratio and a maximum net leverage ratio. Subject to certain qualifications and exceptions, the Credit Agreement will, among other things, limit Calpine’s ability and the ability of the guarantors to:

•	incur or guarantee additional first lien indebtedness;
•	enter into commodity hedge agreements secured by first lien collateral;
•	enter into sale and leaseback transactions;
•	create liens; and
•	consolidate, merge or transfer all or substantially all of Calpine’s assets and the assets of Calpine’s restricted subsidiaries on a combined basis.

If certain events of default occur or if there is a change of control (as defined in the Credit Agreement), the Administrative Agent, with the consent of the required lenders, may, or upon the request of the required lenders, the Administrative Agent shall, declare all outstanding amounts under the Revolving Facility to become due and payable immediately and require Calpine to post cash collateral for all amounts issued under letters of credit.

ITEM 7.01 — REGULATION FD

On December 10, 2010, Calpine announced the execution and closing of the Revolving Facility described in Item 2.03 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 herewith.

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS

(d)         Exhibits

Exhibit No.	Description

10.1
Credit Agreement, dated as of December 10, 2010, among Calpine Corporation, Goldman Sachs Bank USA, as administrative agent, Goldman Sachs Credit Partners L.P., as collateral agent, the lenders party thereto and the other parties thereto.

99.1	Calpine Corporation Press Release dated December 10, 2010. *
__________
*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE CORPORATION

	By:	/s/ JIM D. DEIDIKER
Jim D. Deidiker
Senior Vice President and
Chief Accounting Officer

Date: December 13, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1
Credit Agreement, dated as of December 10, 2010, among Calpine Corporation, Goldman Sachs Bank USA, as administrative agent, Goldman Sachs Credit Partners L.P., as collateral agent, the lenders party thereto and the other parties thereto.

99.1	Calpine Corporation Press Release dated December 10, 2010. *
__________
*	Furnished herewith.